                                                                  Exhibit 23.2

                                 ERNST & YOUNG
                                   SUITE 2100
                             400 WEST MARKET STREET
                           LOUISVILLE, KENTUCKY 40202


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Thomas Industries Inc. Nonemployee Director Stock Option Plan of our report dated February 11, 1993, with respect to the consolidated financial statements and schedules of Thomas Industries Inc. included or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.



/S/ ERNST & YOUNG

July 21, 1994